EXHIBIT 99.2

LETTER OF INTENT

THIS LETTER OF INTENT ("LOI") is made as of this 15th day of April 2014, and entered into the last date signed below by and between COMPASS HOLDINGS L.L.C., with offices in Layton Utah (hereinafter "Compass"), and GENERAL METALS CORPORATION, INCLUSIVE OF ITS SUBSIDIARY COMPANY, GENERAL GOLD CORPORATION, with its office in Reno Nevada (hereinafter "General Metals"). This LOI and the parties' obligations hereunder are subject to the completion and execution of a definitive joint venture agreement and related documents (collectively, the "Joint Venture Agreement"), in form and content mutually acceptable to the parties and their legal counsel. This non-binding LOI sets forth the principal terms to be considered by the parties in finalizing the Joint Venture Agreement:

RECITALS

WHEREAS, General Metals Corporation, through its wholly-owned subsidiary, General Gold Corporation, holds a 100% undivided leasehold interest (the "Mining Lease") in the Independence Project (hereinafter "Independence Mine); and

WHEREAS, the Mining Lease is between General Gold Corporation and Independence Gold-Silver Mines Inc.; and

WHEREAS, the Mining Lease is subject to a sliding scale royalty set at a maximum of 5% Net Smelter Return ("NSR") above $475 per ounce gold; and

WHEREAS, General Metals holds the exclusive right to buy out the underlying Lessors for $3,000,000 (US) during the first ten years of the lease agreement (expiring July 27, 2015); and

WHEREAS, the option is subject only to a 1.875% NSR royalty thereafter; and

WHEREAS, the Gold Range Company, a private Nevada domiciled LLC, holds a 1% NSR royalty as the vendor of the property to General Metals' wholly-owned subsidiary, General Gold Corporation; and

WHEREAS, General Metals has negotiated new terms and conditions for its option; and

WHEREAS, General Metals needs One Million dollars to exercise the initial part of its new negotiated terms and conditions of the option to secure ownership of the leasehold interest in General Metals' favor; and

WHEREAS, Compass is interested in providing the One Million Dollars to assist General Metals to exercise its option to buy out the lease and secure the ownership of the related mining claims in General Metals' favor; and

WHEREAS, Compass has interest in receiving compensation for its assistance in helping General Metals to buy out the lease and exercise its option.

TERMS AND CONDITIONS

NOW THEREFORE, in consideration of the interests of both General Metals and Compass and the valuable consideration herein offered by Compass both General Metals and Compass hereby agree as follows:

1.       General Metals will fully disclose any and all aspects of the lease currently in place with Independence Gold-Silver Mines Inc. and provide Compass (and its legal counsel) copies of the lease and any and all documents pertaining to the lease.

2.          A Joint Venture Agreement shall be entered into by both General Metals and Compass and shall consist of a jointly-owned joint venture entity owning the mining claims purchased from Independence Gold-Silver Mines Inc. (the "Independence Mine") and any claims held by General Metals, and the joint venture entity shall provide that General Metals shall own 50% and Compass will own 50% for a total of 100% of all claims associated with the Independence Mine which will cover the full Independence Mine, which property consists of 14 whole and fractional unpatented lode mining claims, which cover approximately 240 acres. The parties shall ensure that any necessary consents from the Lessor are obtained with respect to formation of the joint venture entity.

3.          Upon General Metals and Compass executing this LOI and General Metals demonstrating that it has an executed agreement between General Metals and Independence Gold-Silver Mines Inc. to exercise its option to purchase or buy out the mining claims in the Independence Mine and terminate the current leasehold interest in the Independence Mine, then Compass will escrow $500,000, pending the drafting and executing of a mutually acceptable Joint Venture Agreement between General Metals and Compass, at which time the $500,000 shall be released from escrow.

4.          It is the intent of both General Metals and Compass that all of the items in paragraph 3 above shall take place on or before April 24, 2014, unless otherwise agreed. When the escrow money is released as outlined in paragraph 3 above, $425,000 shall be released to the principals of Independence Gold-Silver Mines Inc. and $65,000 shall be released to General Metals, at which time all of the currently leased Independence Mine mineral claims and related assets shall become the property of the joint venture entity. In 120 days from the date the Joint Venture Agreement is executed and $500,000 is released from escrow, an additional $500,000 shall be paid to General Metals by Compass, of which approximately $370,000 shall be paid to Independence Gold-Silver Mines Inc. and the balance of $130,000 shall be paid to General Metals for a total of $1,000,000 paid to that date.

5.          In exchange for $1,000,000, the Joint Venture Agreement shall make a provision that Compass shall own 25% of the all of the currently leased Independence Mine mineral claims and related assets of the property of the Joint Venture. Furthermore, Compass will earn a one-half percent (1/2%) royalty upon investing the second $1.0 million and an additional one-half percent (1/2%) royalty upon investing the remainder of the $2.875 million contemplated under this agreement for a total 1% NSR. The total residual perpetual royalty NSR shall be 4.125% and shall consist of 2.125% NSR to Independence Gold-Silver Mines Inc., 1% NSR to Compass and 1% NSR to the Gold Range Company. However, Compass will only collect on its 1% NSR in the event of a sale of the Independence Mine. Furthermore, the Joint Venture Agreement will grant to Compass an additional percentage up to 50% at one additional percent for every $75,000 over and above its initial $1,000,000 deposit. So, for the additional $1,875,000, Compass shall have its ownership increased from 25% to 50% for grand total of $2,875,000. Any and all monies regardless of the percentage of the Joint Venture owned by Compass that is earned, General Metals and Compass will be split the proceeds 50/50 between them

6.          Compass will use its best efforts in raising $1,875,000 as soon as it can, to be used by the joint venture entity to enhance its posture by drillings and R&D. Furthermore, Compass pledges its best efforts toward permitting, toward mining the tailings and head ore in any way it can and in accordance with the BLM laws, rules & regulations and to do whatever else is possible to use all of its means from the mine and from any other source it may have to generate $1,875,000. In the event of a sale of the mine within 36 months of the creation of the Joint Venture, then Compass will pay to General Metals that portion (if any) of the two million not yet paid from its share of the proceeds received and the proceeds of the sale shall be distributed 50/50. At the end of the 36 months from the creation of the Joint Venture whatever percent has been earned by Compass shall stand as Compass' permanent percentage of ownership.

7.          Compass shall have the right to mine head ore (within the rights the BLM grants to do so) from the Independence Mine to generate the needed money outlined in paragraphs 5 and 6 above.

8.          Upon the execution of the Joint Venture Agreement it shall be agreed, among other things, that General Metals will not compete with Compass in trying to purchase a 1% NSR royalty held by the Gold Range Company and Compass will be granted the exclusive right to negotiate and purchase the Gold Range Company's 1% NSR royalty.

THIS LETTER OF INTENT is hereby accepted and agreed to by virtue of the parties' affixed signatures and pledge good faith in working together toward accomplishing those things outlined in this LOI:

COMPASS HOLDINGS L.L.C.		GENERAL METALS CORPORATION

/s/ K. Delyn Yeates	18/April/2014	/s/ Dan Forbush	18-April-2014
K. DELYN YEATES	Date	DAN FORBUSH	Date
(Its Member)		(Its President and CEO)

ADDENDUM 1
TO THE
LETTER OF INTENT

THIS ADDENDUM I TO THAT LETTER OF INTENT (L01) dated the 15" of April 2014

(and signed April 18, 2014) by and between COMPASS HOLDINGS L.L.C. with offices in Layton Utah (hereinafter "Compass") and GENERAL METALS CORPORATION, INCLUSIVE OF ITS SUBSIDIARY COMPANY: GENERAL GOLD with its office in Reno Nevada (hereinafter "General Metals") is made this 23rd day of April 2014 and entered into the last date signed below by and between Compass & General Metals.

RECITALS

WHEREAS, General Metals and Compass have entered into an LOI dated the 15th of April 2014;

TERMS AND CONDITIONS

NOW THEREFORE, in consideration of the interests of both General Metals and Compass and the valuable consideration herein offered by Compass both General Metals and Compass hereby agree to amend the terms and conditions of the LOI in this Addendum #1 as follows:

1. The LOI is the current understanding between General Metals and Compass until a joint venture agreement is entered into and signed by the parties. Accordingly, the words in the opening paragraph "Not Binding" shall be deleted and stricken from the LOI. It is further understood that both parties agree that other items will need to be included in the joint venture agreement.

2. It has been discussed and agreed to by the parties that upon making the final payment for the purchase of the claims from Independence Gold-Silver Mines Inc. General Metals will instruct Independence Gold-Silver Mines Inc. to transfer the claims to the joint venture entity by way of quit claim deeds in favor of the joint venture entity.

THIS ADDENDUM 1 TO THAT CERTAIN LETTER OF INTENT is hereby accepted and agreed to by virtue of the parties' affixed signatures and pledge good faith in working together toward accomplishing those things outlined in the LOI and this Addendum 1:

COMPASS HOLDINGS L.L.C.		GENERAL METALS CORPORATION
INCLUSIVE OF ITS SUBSIDIARY COMPANY: GENERAL GOLD

/s/ K. Delyn Yeates	April 24, 2014	/s/ Dan Forbush	24-April-2014
K. DELYN YEATES	Date	DAN FORBUSH	Date
(Its Member)		(Its President and CEO)

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